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                                  EXHIBIT 10.8






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                           PHOTOGEN TECHNOLOGIES, INC.

                     INCENTIVE STOCK OPTION AWARD AGREEMENT


     THIS AWARD AGREEMENT ("Agreement") is made effective as of [         ],
[     ], by and between Photogen Technologies, Inc., a Nevada corporation (the
"Company"), and [                   ] (the "Optionee").

                               W I T N E S E T H:

     WHEREAS, the Company, through its Compensation Committee (the "Committee"), desires to grant to the Optionee an incentive stock option pursuant to its 1998 Long Term Incentive Compensation Plan (the "Plan") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock").

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. GRANT OF OPTION AND TAX CONSEQUENCES. Subject to the terms and conditions of this Agreement and the Plan, a copy of which has been delivered to the Optionee, the Company hereby grants to the Optionee the right and option to
purchase from the Company all or part of an aggregate of [          ] shares of
Common Stock (the "Option"). The per share exercise price at which the shares
subject to Option may be purchased by Optionee shall be [$    ], which price
equals the closing sale price of the Common Stock as reported by the National Association of Securities Dealers in the over-the-counter "bulletin board" the date of grant of this Option. This Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Optionee should seek advice from his or her tax advisor concerning the Federal and State income tax consequences of the Options and disposition of the Common Stock following exercise.

     2. TIME OF EXERCISE. The Optionee's right to exercise this Option shall be as follows:

                  20% of the total number of shares covered by the Option beginning on the first anniversary date of this Agreement;

                  40% of the total number of shares covered by the Option beginning on the second anniversary date of this Agreement;

                  60% of the total number of shares covered by the Option beginning on the third anniversary date of this Agreement;

                  80% of the total number of shares covered by the Option beginning on the fourth anniversary date of this Agreement;

                  100% of the total number of shares covered by the Option beginning on the fifth anniversary date of this Agreement.


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The right to exercise this Option shall in all events expire at the close of
business on [          ], unless such right expires and terminates sooner in
accordance with this Agreement and the Plan. The Optionee's right to exercise this Option shall be accelerated as provided in paragraph 9 below and as may be provided by action of the Committee.

     3. ISO PROVISIONS.

          (a) Optionee represents and warrants to the Company that Optionee does not own, directly or by reason of the applicable attribution rules in Code
Section 424(d) and related Treasury Regulations, more than 10% of the total combined voting power of all classes of share capital of the Company or an Affiliate.

          (b) Notwithstanding anything in this Agreement or otherwise to the contrary, the amount of Options which may be exercisable in any calendar year (under this or any other Incentive Stock Option plan of the Company or an Affiliate) shall be limited so that the aggregate Fair Market Value (determined at the time each Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee in any calendar year does not exceed $100,000.

          (c) Optionee agrees to notify the Company in writing immediately after Optionee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of the Option. A "Disqualifying Disposition" is any disposition (including any sale) of such shares before the later of (i) two years after the date the Optionee was granted the Option hereunder, or (ii) one year after the date the Optionee acquired shares by exercising any part of the Option. If the Participant has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     4. METHOD OF EXERCISE AND PAYMENT FOR SHARES. This Option shall be exercised by written notice directed to the Company at its principal office, specifying the number of shares to be acquired upon such exercise and indicating that the exercise is being paid for (i) in cash or (ii) if applicable, by a commitment by a broker-dealer to pay to the Company that portion of any sale proceeds receivable by the Optionee upon the exercise of the Option and sale of underlying shares. Full payment for the shares to be purchased on exercise shall accompany the notice.

     5. TERMINATION OF OPTION. The Option, to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (a) the expiration of the Option period set forth in Section 2, above; (b) the expiration of three months following the Optionee's Retirement; (c) the expiration of 12 months following the Optionee's death or Disability; (d) immediately upon termination of Optionee's employment for Cause; or (e) the expiration of 90 days following the termination of Optionee's employment for any reason other than Cause, Change in Control, death, Disability, or Retirement. Upon a termination of employment related to a Change in Control, Options shall be treated in the manner set forth in Section 10 of the Plan.

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     6. ADJUSTMENT. The Committee shall make adjustments to the aggregate number and kind of shares or other securities subject to this Option and in the purchase price of this Option to reflect any change in the capitalization of the Company as contemplated in Section 4.2 of the Plan.

     7. OPTION NON-ASSIGNABLE AND NON-TRANSFERABLE. This Option and all rights hereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

     8. LIMITATION OF RIGHTS.

          (a) No Rights as an Employee. Nothing in this Agreement or the Plan shall be deemed to: create or affect any contract of employment between the Optionee and Company or an Affiliate; prevent the Company or an Affiliate from terminating Optionee's employment; give Optionee a right to be retained in employment by the Company or any Affiliate for any period of time; confer on any person any right to be selected as a Participant under the Plan or the right to any other compensation, remuneration or benefits (except to the extent expressly set forth in this Agreement).

          (b) No Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to the shares covered by this Option until the date the Optionee tenders full payment of the exercise price for the portion of the Option being exercised and the issuance of a stock certificate therefor, and no adjustment will be made for any dividends or other rights for which the record date is prior to the date such certificate is issued.

     9. CHANGE OF CONTROL. Upon the occurrence of a Change of Control as defined in the Plan, all of the Options shall become immediately exercisable as provided in Section 10.1 of the Plan.

     10. STOCK LEGEND. The Optionee hereby represents and warrants to the Company that upon exercise of any portion of the Option hereunder that the Optionee will be acquiring such shares for his or her own account, for investment and not with a view to, or for the sale in connection with, the distribution of any such shares. The Optionee hereby agrees that the following legend shall be endorsed upon the certificates evidencing the Optionee's shares issued pursuant to the exercise of this Option:

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under state securities laws to the extent applicable. The shares may not be sold, offered for sale, or otherwise transferred in the absence of an effective registration statement under said Act (and any registration or qualification as may be required under such state laws) or an opinion of counsel satisfactory to the Company and its counsel that such registration or qualification is not required.

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     11. PLAN GOVERNS. The Optionee acknowledges that he or she has received and reviewed a copy of the Company's Plan and acknowledges that the Award and this Agreement are subject to all the terms and provisions of the Plan which are applicable to Incentive Stock Options. All capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Plan. In the event of any inconsistency between the term of this Agreement and the Plan, the terms of the Plan (all of which are incorporated in this Agreement by reference) shall prevail.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its President, and the Optionee has affixed his or her signature hereto on the date set forth above.


                                              ----------------------------------
                                              [                   ], Optionee


                                              Photogen Technologies, Inc.



                                              By:
                                                 -------------------------------
                                                 John T. Smolik, President






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